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                                                                    EXHIBIT 21-3


         Subsidiaries and Affiliates of DTE Energy and The Detroit Edison Company


The Detroit Edison Company
         Midwest Energy Resources Company
         St. Clair Energy Corporation
         The Edison Illuminating Company of Detroit

DTE Capital Corporation

DTE Edison America, Inc.

Edison Development Corporation
         EdVenture Capital Corp.

Huron Energy Services, Inc.

Syndeco Realty Corporation

UTS Systems, Inc.

DE Energy Services, Inc.
         Edison Energy Services, Inc.
                  PCI Enterprises Company
                  EES Coke Battery Company, Inc.
         DTE Coal Services, Inc.
         Biomass Energy Systems, Inc.
                  Belleville Gas Producers, Inc.
                  Alabama Energy Systems, Inc.
         DTE Arbor Gas Producers, Inc.
                  ESCA Gas Producers, Inc.
         Plainville Gas Producers, Inc.
                  RES Power, Inc.
         Winston Gas Producers, Inc.
         Orlando Gas Producers, Inc.
                  FW Gas Producers, Inc.
         Sonoma Energy Systems, Inc.
                  Riverview Gas Producers, Inc.

Inactive subsidiaries and affiliates:

         DTE Center Point, Inc.
         Great Lakes Energy Products, Inc.
         Great Lakes Energy Services, Inc.
         Superior Energy Services, Inc.
         Wolverine Energy Services, Inc.